AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997

                                                      REGISTRATION NO. 333-09711

-------------------------------------------------------------------------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------




                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------



                           EASTGROUP PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

               MARYLAND                                  13-2711135*

   (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)

                              300 ONE JACKSON PLACE
                             188 EAST CAPITOL STREET
                         JACKSON, MISSISSIPPI 39201-2195

                                 (601) 354-3555
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          DAVID H. HOSTER II, PRESIDENT
                              300 ONE JACKSON PLACE
                             188 EAST CAPITOL STREET
                         JACKSON, MISSISSIPPI 39201-2195

                                 (601) 354-3555
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                                   Copies to:


                             JOSEPH P. KUBAREK, ESQ.
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                             800 FLEET BANK BUILDING
                              TWELVE FOUNTAIN PLAZA
                             BUFFALO, NEW YORK 14202
                                 (716) 856-0600


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO A DIVIDEND OR INTEREST REINVESTMENT PLAN, PLEASE CHECK THE FOLLOWING BOX. / /

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN THE SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /


* I.R.S. EMPLOYER IDENTIFICATION NUMBER OF EASTGROUP PROPERTIES, THE PREDECESSOR TO THE REGISTRANT PRIOR TO THE REORGANIZATION DESCRIBED IN REGISTRATION STATEMENT NO. 333-24563.


================================================================================
--------------------------------------------------------------------------------

                                  $100,000,000


                           EASTGROUP PROPERTIES, INC.


                                     SHARES
                                PREFERRED SHARES
                                DEPOSITARY SHARES
                                 DEBT SECURITIES


           EastGroup Properties, Inc. (formerly EastGroup Properties) ("EastGroup"), registered hereunder (i) units of its beneficial interest; (ii) preferred shares; (iii) preferred shares represented by depositary shares; and
(iv) unsecured convertible debt securities (collectively, the "Securities"), with an aggregate purchase price of up to $100,000,000. EastGroup sold 1,400,000 shares of beneficial interest for an aggregate purchase price of $36,872,500 hereunder. EastGroup hereby deregisters the remaining Securities with an aggregate purchase price of $63,127,500 covered hereby.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi on June 27, 1997.

                                              EASTGROUP PROPERTIES, INC.

                                              By:  /s/David H. Hoster II
                                                 -------------------------------
                                                   David H. Hoster II, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on June 27, 1997.

             Name                              Title
             ----                              -----
Leland R. Speed               Chairman and Chief Executive      _
                              Officer (Principal Executive       |
                              Officer)                           |
                                                                 |
N. Keith McKey                Executive Vice President, Chief    |
                              Financial Officer, Treasurer       |
                              and Secretary                      |
                                                                 |
Diane W. Hayman               Controller (Principal              |   /s/N. Keith McKey
                              Accounting Officer)                |   --------------------
                                                                 |-- N. Keith McKey,
David H. Hoster II            President and Director             |   Individually and as
                                                                 |   Attorney-in-Fact
Harold B. Judell              Director                           |
                                                                 |
David M. Osnos                Director                           |
                                                                 |
John N. Palmer                Director                          _|

Alexander G. Anagnos          Director

H.C. Bailey, Jr.              Director








                                        2